UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bluejay Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bluejay Diagnostics, Inc.
360 Massachusetts Avenue, Suite 203
Acton, MA 01720
(844) 327-7078

Supplement to Proxy Statement Dated September 10, 2024

For a Special Meeting of Stockholders

To Be Held October 23, 2024

On October 16, 2024, the Board of Directors of Bluejay Diagnostics, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third of the shares entitled to vote at a meeting of stockholders. The quorum requirement will apply to the Special Meeting of Stockholders (the “Special Meeting”) to be held at the corporate offices at 360 Massachusetts Avenue, Suite 203, Acton, MA 01720, on October 23, 2024 at 1:00 p.m., local time.

If you have voted by proxy already, your vote will be counted and there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Company’s Proxy Statement for the Special Meeting dated October 23, 2024 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on September 10, 2024.

This document amends and supplements the Proxy Statement to reflect the new quorum requirement applicable to the Special Meeting.

The paragraph under the heading “Quorum” on page three of the Proxy Statement is hereby amended to read in full as follows:

“The presence in person or by proxy of at least one-third of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Special Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned until a quorum is obtained.”

The record date for the Special Meeting remains September 9, 2024.

The paragraph under the heading “Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates” on page six of the Proxy Statement is hereby amended to read in full as follows:

“If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of the Effective Time. The Board will determine the exact timing and effectiveness of the filing of the certificate of amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within six months from the date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.”

We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the Special Meeting. Your participation in our business is important, regardless of the number of shares that you hold. We urge you to vote regardless of whether you expect to attend the Special Meeting so that we may ensure that a quorum is present.